Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-55768, 33-55766, 33-65023, No. 333-18423, No. 333-18429, No. 333-18437, No. 333-77411, No. 333-88049, No. 333-30454, No. 333-30448 , No. 333-53562, No. 333-100867, No. 333-120314, No. 333-124774, No. 333-142727, No. 333-154705, No. 333-170348) and on Form S-3 (No. 333-40809, No. 333-154703, No. 333-160474) of Kennametal Inc. of our report dated August 13, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

August 13, 2012